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                                                                   EXHIBIT 10.10

[VERIZON LOGO]

                                                    VERIZON COMMUNICATIONS INC.
                                                    1095 Avenue of the Americas
October 11, 2002                                    New York, New York 10036


Genuity Inc.
225 Presidential Way
Woburn, MA 01801

JP Morgan Chase Bank,
as Agent, and
each of the Lenders,
as defined herein
                           THIRD STANDSTILL AGREEMENT

          Reference is made to: (i) the Credit Agreement, dated as of March 5, 2001 (as amended from time to time, the "Credit Agreement"), by and between Verizon Investments Inc., a Delaware corporation ("Verizon Investments") and Genuity Inc., a Delaware corporation ("Genuity"); (ii) the $2,000,000,000 Amended and Restated Credit Agreement , dated as of September 24, 2001 (as amended from time to time, the "Revolving Credit Agreement"), among Genuity, JP Morgan Chase Bank, as agent (the "Agent"), the lenders party thereto (the "Lenders") and the other parties party thereto; and (iii) Standstill Agreement No. 4, dated as of October 11, 2002 (as in effect on the date hereof, "Standstill Agreement No. 4"), between Genuity and the Lenders party thereto. Capitalized terms not otherwise defined herein shall have the meanings specified therefor in the Credit Agreement.

          Verizon Investments and Genuity recognize that certain Events of Default have occurred and are continuing (a) under the Credit Agreement as a result of the conversion by affiliates of Verizon Investments of Class B common shares of Genuity into Class A Shares and (b) attributable to events relating to insolvency or similar proceedings of (including, without limitation, the financial condition, payment of taxes by, or solvency of) Integra S.A., a 93% owned subsidiary of Genuity organized under the laws of France (collectively, the "Existing Defaults").

          Verizon Investments and Verizon Communications Inc., a Delaware corporation ("VCI" and, together with Verizon Investments, "Verizon"), hereby agree and acknowledge to and for the benefit of each of Genuity, the Agent and the Lenders the following:

          During the period (the "Verizon Standstill Period") commencing on July 29, 2002 and ending on October 26, 2002 (or November 12, 2002, if (i) the Second Standstill Period, as defined in Standstill Agreement No. 4, is in effect and
(ii) the Memorandum of Understanding that caused such Second Standstill Period to be in effect has been

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Genuity Inc.
October 11, 2002
Page 2


approved by Verizon in writing, in advance) or such earlier date on which the Standstill Period (or the Second Standstill Period, as applicable) (each as contemplated by, and as defined in, Standstill Agreement No. 4), terminates or is rescinded (in any such event, the "Termination Date"), Verizon agrees (i) with respect to the Existing Defaults, that it will not exercise any of its rights or remedies under or with respect to the Credit Agreement, including, without limitation, any right to declare any or all amounts payable under the Credit Agreement to be immediately due and payable, and (ii) that it will not commence or cause to be commenced or file any suit, proceeding or litigation in any court, governmental agency or arbitrator against or directly affecting Genuity in any way relating to the Credit Agreement.

          On the Termination Date, without any further action by Verizon, all of the terms and provisions set forth in the Credit Agreement with respect to the Existing Defaults shall have the same force and effect as if this Agreement had not been entered into by the parties hereto, and Verizon shall have all of the rights and remedies afforded to it under the Credit Agreement and applicable law with respect to the Existing Defaults as though no standstill had been granted by it hereunder. Except as expressly set forth herein, nothing in this Agreement shall affect the rights and remedies of Verizon under or in connection with the Credit Agreement with respect to any Event of Default, other than the Existing Defaults, or any other event or occurrence.

          During the Verizon Standstill Period, Verizon agrees not to take any action described in Section 3(d) of Standstill Agreement No. 4.

          Nothing herein shall be interpreted as requiring Verizon to make any additional advances under the Credit Agreement.

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Genuity Inc.
October 11, 2002
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          This Agreement shall be effective immediately upon the execution hereof as of the date hereof.

                                            VERIZON COMMUNICATIONS INC.

                                            By /s/ William F. Heitmann
                                              -----------------------------
                                            Title Senior Vice President and
                                                  Treasurer

                                            VERIZON INVESTMENTS INC.

                                            By /s/ William F. Heitmann
                                              -----------------------------
                                            Title Vice President and Secretary

Accepted and agreed to

GENUITY INC.


By /s/ Daniel P. O'Brien
  -------------------------------
Title Executive Vice President and
      Chief Financial Officer